UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2008

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2008, certain subsidiaries of Cleveland-Cliffs Inc (the "Company"), specifically Cliffs Sales Company, The Cleveland-Cliffs Iron Company and Cliffs Mining Company, entered into a binding term sheet (the "Term Sheet") with Severstal North America, Inc. ("Severstal") regarding an amendment and extension of the Company’s existing Amended and Restated Pellet Sale and Purchase Agreement, dated and effective January 1, 2006 (the "Pellet Agreement"). The Term Sheet governs the performance of the parties under the Pellet Agreement (as amended by the Term Sheet, the "Amended Pellet Agreement") until such time as the parties execute a definitive written agreement.

Pursuant to the Term Sheet, the term of the Amended Pellet Agreement is for fifteen years and provides for automatic renewals unless terminated by prior written notice. The Amended Pellet Agreement provides that the Company shall supply all of Severstal’s blast furnace pellet requirements for its Dearborn, Michigan facility during the term of the Amended Pellet Agreement, subject to specified minimum and maximum requirements in certain years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

May 5, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary